ROBERT B. MURRAY
REGISTERED GEOLOGIST
1612 E. 43rd Avenue
Eugene, OR 97405-4408
(541) 344-4457
robert.b.murray@comcast.net

Consent of Expert

United States Securities and Exchange Commission

I, Robert Murray, a Certified Professional Geologist, co-authored and prepared the report titled "Evaluation of the Chandalar Mining Property", May 5, 2008. This report was prepared together with James C. Barker, a Certified Professional geologist licensed to practice in Alaska, and Jeffery O. Keener, a Professional Geologist licensed to practice in Alaska.

I hereby consent to the filing of the reports with the Registration Statement of the Company on Form S-1 filed on or around December 30, 2010, and the use of and references to the subject matter of the reports contained therein. I also consent to the use of my name in the Registration Statement in regard to preparation of the reports.

Dated: December 31, 2010

Robert B. Murray

Robert B. Murray
President, Kingegan Mining
B.S., M.S., Oregon Professional Geologist
#G0965


REGISTERED PROFESSIONAL
OREGON
ROBERT B. MURRAY
G965
GEOLOGIST